Exhibit 1.1

ONCOLYTICS BIOTECH INC.

UP TO $50,000,000 OF COMMON SHARES
(NO PAR VALUE PER SHARE)

AT-THE-MARKET SALES AGREEMENT

October 17, 2025

BTIG, LLC

65 East 55th Street

New York, New York 10022

Ladies and Gentlemen:

Oncolytics Biotech Inc., a company incorporated under the Business Corporations Act (Alberta) (the “Company”), confirms its agreement (this “Agreement”) with BTIG, LLC (“BTIG” and, together with the Company, the “Parties”), as follows:

1.            Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through BTIG, as sales agent and/or principal, up to that number of common shares, no par value, of the Company (the “Common Shares”) having an aggregate offering price of $50,000,000 (the “Shares”); provided, however, that in no event shall the Company issue or sell to or through BTIG such number of Shares that would (a) exceed the number or amount of Common Shares then available for offer and sale under the currently effective Registration Statement (as defined below) pursuant to which the offering hereunder and under any Terms Agreement (as defined below) is being made or (b) exceed the number of authorized but unissued Common Shares (the lesser of (a) and (b), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that compliance with the limitations set forth in this Section 1 on the Maximum Amount of Shares that may be issued and sold under this Agreement and any Terms Agreement shall be the sole responsibility of the Company, and that BTIG shall have no obligation in connection with such compliance. The Company agrees that whenever it determines to sell Shares directly to BTIG, as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in a form to be agreed upon by the Parties relating to such sale in accordance with Section 2(b) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Each transaction pursuant to this Agreement in which the Company determines to sell Shares through BTIG, as sales agent, is hereinafter referred to as an “Agency Transaction”. The issuance and sale of Shares to or through BTIG will be effected pursuant to the Registration Statement (as defined below) previously filed by the Company and declared effective under the Securities Act Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), by the U.S. Securities and Exchange Commission (the “Commission”). No Shares may be offered or sold, directly or indirectly, to any person or company in Canada.

The Company has prepared and filed with the Commission, in accordance with the provisions of the Securities Act, not earlier than three years prior to the date hereof, a shelf registration statement on Form F-3 (File No. 333-289819), including a base prospectus, with respect to offerings of certain securities of the Company, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement at the time it became effective specifically relating to the offering of the Shares pursuant to this Agreement (the “Prospectus Supplement”). The Company shall furnish to BTIG, for use by BTIG, copies of the base prospectus included as part of such registration statement at the time it became effective, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, as declared effective by the Commission, including the information, if any, deemed pursuant to Rule 430B or 430C under the Securities Act, as applicable, to be part of the registration statement at the time of its effectiveness and all documents filed as part thereof or incorporated by reference therein, and including any information contained in the Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act, collectively, are herein called the “Registration Statement,” and the base prospectus included in the registration statement at the time it became effective, including all documents incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), as it may be supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional securities of the Company pursuant to Rule 462(b) under the Securities Act, then any reference to the Registration Statement in this Agreement shall also be deemed to include such abbreviated registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (such documents incorporated or deemed to be incorporated by reference are herein called the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Applications system when used by the Commission (collectively, “EDGAR”).

2.             Placements; Principal Transactions.

(a)            Each time that the Company wishes to issue and sell Shares hereunder in an Agency Transaction (each, a “Placement”), it will notify BTIG by email notice (or other method mutually agreed to in writing by the Parties) of the amount of Shares requested to be sold or the gross proceeds to be raised in a given time period, the time period during which sales are requested to be made, any limitation on the amount of Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Shares requested to be sold by the Company under a Placement Notice are referred to herein as “Placement Shares.” A Placement Notice shall originate from any of the individual representatives of the Company set forth on Schedule 3, and shall be addressed to each of the individual representatives of BTIG set forth on Schedule 3, as such Schedule 3 may be amended from time to time. Provided the Company is otherwise in compliance with the terms of this Agreement, the Placement Notice shall be effective unless and until (i) BTIG, in accordance with the notice requirements set forth in Section 4, declines to accept the terms contained therein for any reason, in its sole discretion (which shall not be deemed a breach of BTIG’s agreement herein), (ii) the entire amount of the Shares thereunder have been sold or the aggregate Shares sold under this Agreement and all Terms Agreements equals the Maximum Amount, whichever occurs first, (iii) the Company, in accordance with the notice requirements set forth in Section 4, suspends or terminates the Placement Notice or sales thereunder, (iv) BTIG, in accordance with the notice requirements set forth in Section 4, suspends sales under the Placement Notice, (v) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice or (vi) this Agreement has been terminated under the provisions of Section 12. The amount of any commission to be paid by the Company to BTIG in connection with the sale of the Shares effected through BTIG, as agent, in an Agency Transaction shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor BTIG will have any obligation whatsoever with respect to a Placement or any Shares unless and until the Company delivers a Placement Notice to BTIG and BTIG does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

(b)            If the Company wishes to issue and sell Shares hereunder in a Principal Transaction, it will notify BTIG by email notice (or other method mutually agreed to in writing by the Parties) of the proposed terms of the Principal Transaction. If BTIG, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and BTIG shall enter into a Terms Agreement setting forth the terms of such Principal Transaction. Neither the Company nor BTIG shall have any obligation to enter into a Principal Transaction. The terms set forth in a Terms Agreement shall not be binding on the Company or BTIG, unless and until the Company and BTIG have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. Any such Terms Agreement shall specify the number or amount of Shares to be sold by the Company to and purchased by BTIG pursuant thereto, the per share purchase price to be paid to the Company for such Shares (specifying and giving effect to all market price discounts applicable to such Principal Transaction), all other compensation and/or other fees or expenses payable by the Company to or for the benefit of BTIG in connection with such Principal Transaction, the Net Proceeds (as defined below) payable to the Company, the time, date and place of delivery of and payment for such Shares (to the extent the settlement terms for sales of such Shares are intended to differ from those set forth in Section 5 hereof), and the other terms upon which such sale is to occur. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by BTIG. Each of the Parties acknowledges and agrees that such Principal Transaction shall be based on compensation that is mutually agreeable to both the Company and BTIG. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of the Terms Agreement will control. The commitment of BTIG to purchase the Shares as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained in this Agreement and shall be subject to the terms and conditions herein set forth. Each of the Parties acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement or any Terms Agreement, BTIG may engage in sales and other transactions in respect of a number of Common Shares equal to the number of Shares deliverable to BTIG pursuant to a Terms Agreement, whether or not BTIG has taken possession of such Shares at the time of such sales or other transactions, and nothing contained in this Agreement or any Terms Agreement shall limit or be deemed to limit BTIG’s ability to engage in such sales or other transactions, provided that no Shares may be offered or sold, directly or indirectly, to any person or company in Canada.

3.             Sale of Shares by BTIG. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice in an Agency Transaction, and unless the sale of the Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, BTIG, as sales agent for the Company, will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (the “Exchange”), for the period specified in the Placement Notice to sell such Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of, such Placement Notice. If acting as sales agent in an Agency Transaction, BTIG will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) on the next following the Trading Day on which it has made sales of Shares hereunder, setting forth the number of Shares sold on such day, the compensation payable by the Company to BTIG with respect to such sales pursuant to Section 2 (it being hereby acknowledged and agreed that such compensation shall not apply when BTIG acts as principal, in which case such compensation, discounts or other fees shall be set forth in the applicable Terms Agreement), and the Net Proceeds payable to the Company, with an itemization of the deductions made by BTIG (as set forth in Section 5(a)) from the gross proceeds for the Shares that it receives from such sales. BTIG may sell Shares, as sales agent in an Agency Transaction, by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the Exchange, on any other existing trading market for the Common Shares or to or through a market maker or through an electronic communications network, in each case, outside of Canada and provided that no Shares may be offered or sold, directly or indirectly, to any person or company in Canada. After consultation with the Company and subject to the terms of a Placement Notice, BTIG may also sell Shares, as sales agent in an Agency Transaction, in privately negotiated transactions to persons or companies outside of Canada. During the term of this Agreement and notwithstanding anything to the contrary herein, BTIG agrees that in no event will it or any of its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Shares if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act. The Company acknowledges and agrees that (i) there can be no assurance that BTIG will be successful in selling the Placement Shares in any Agency Transaction hereunder, (ii) BTIG will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares in any Agency Transaction for any reason other than a failure by BTIG to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 3, and (iii) BTIG shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by each of BTIG and the Company pursuant to a Terms Agreement, and then only to the extent permitted by applicable law and the rules and regulations of the Exchange. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

4.             Suspension of Sales.

(a)            The Company or BTIG may, upon notice to the other party in writing (including by email correspondence to each of the individual representatives of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individual representatives of the other party set forth on Schedule 3) (a “Suspension Notice”), suspend this offering and any sale of Shares in an Agency Transaction for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. Each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and BTIG shall not sell any Shares hereunder. The party that issued a Suspension Notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day. For the avoidance of doubt, while a Suspension Notice is in effect, any obligation under Section 7(m) to (o) with respect to the delivery of certificates, opinions, negative assurances or comfort letters to BTIG shall be waived.

(b)            Notwithstanding any other provision of this Agreement or any Terms Agreement, the Company shall not offer or sell, or request the offer or sale of, any Shares and, by notice to BTIG given by telephone (confirmed promptly by verifiable facsimile transmission or email), shall cancel any instructions for the offer or sale of any Shares, and BTIG shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or may be deemed to be, in possession of material non-public information or (ii) except as expressly provided in Section 4(c) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Form 20-F or Form 6-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(c)            If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall, as conditions to the giving or continuation of any Placement Notice with respect to an Agency Transaction or the execution by BTIG of any Terms Agreement with respect to a Principal Transaction, (i) prepare and deliver to BTIG (with a copy to counsel to BTIG) a report on Form 6-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings or other projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 6-K”), in form and substance reasonably satisfactory to BTIG and its counsel, (ii) provide BTIG with the officer’s certificate called for by Section 7(m), dated the date of the Placement Notice for such Agency Transaction or the Settlement Date of such Principal Transaction, as applicable, which certificate shall be deemed to remain in effect during the applicable period unless withdrawn by the Company, and the Company Counsel Opinions (as defined below) (or Reliance Letter, as applicable) and Comfort Letter called for by Sections 7(n) and 7(o), respectively, dated the date of the Placement Notice for such Agency Transaction or the Settlement Date of such Principal Transaction, as applicable, (iii) afford BTIG the opportunity to conduct a due diligence review in accordance with Section 7(k) hereof and (iv) file such Earnings 6-K with the Commission (so that it is deemed “filed” for purposes of Section 18 of the Exchange Act). The provisions of clause (ii) of Section 4(b) shall not be applicable for the period from and after the time at which the conditions set forth in the immediately preceding sentence shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Form 6-K or Form 20-F, as the case may be. For purposes of clarity, the Parties agree that (A) the delivery of any officers’ certificate, Company Counsel Opinions (or Reliance Letter, as applicable) and Comfort Letter pursuant to this Section 4(c) shall not relieve the Company from any of its obligations under this Agreement with respect to any Form 20-F or Form 6-K that includes consolidated financial statements, as the case may be, including, without limitation, the obligation to deliver the officers’ certificate, Company Counsel Opinions (or Reliance Letter, as applicable) and Comfort Letter called for by Sections 7(m), 7(n) and 7(o), respectively, which Sections shall have independent application, and (B) this Section 4(c) shall in no way affect or limit the operation of the provisions of clause (i) of Section 4(b), which shall have independent application.

(d)            If either BTIG or the Company believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other party thereof, and sales of the Shares under this Agreement and any Placement Notice or Terms Agreement shall be suspended until such exemptive provisions or such other applicable exemptive provisions have been satisfied in the judgment of each party.

5.             Settlement.

(a)            Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice or Terms Agreement (as applicable), settlement for sales of Placement Shares will occur on the first (1st) Trading Day following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by BTIG for the Placement Shares, after deduction for (i) BTIG’s commission for such sales payable by the Company pursuant to Section 2 hereof in an Agency Transaction, or BTIG’s compensation, discounts or other fees pursuant to the terms of the applicable Terms Agreement in a Principal Transaction, as applicable, (ii) any other amounts due and payable by the Company to BTIG hereunder and under any Terms Agreement, as applicable, pursuant to Section 7(g) (Expenses) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)            Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, issue and electronically transfer the Placement Shares being sold by crediting BTIG’s or its designee’s (provided BTIG shall have given the Company written notice of such designee prior to the Settlement Date) account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Parties, which Placement Shares in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, BTIG will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent, defaults in its obligation to deliver Placement Shares on a Settlement Date pursuant to the terms of any Agency Transaction or Terms Agreement, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) (Indemnification by the Company), the Company will (i) hold BTIG, its directors, officers, members, partners, employees and agents of BTIG and each person, if any, who (A) controls BTIG within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with BTIG (other than the Company and its subsidiaries) (a “BTIG Affiliate”), harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to BTIG any commission or other compensation (including the value of any market price discounts in any applicable Principal Transaction) to which it would otherwise have been entitled absent such default.

(c)            Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement or any Terms Agreement (i) if, after giving effect to the sale of such Placement Shares, the aggregate number of Placement Shares sold pursuant to this Agreement and all Terms Agreements would exceed the lesser of (A) the Maximum Amount and (B) the number or amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to BTIG in writing, or (ii) at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to BTIG in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares in any Agency Transaction pursuant to this Agreement or cause the offer or sale to BTIG of any Shares in any Principal Transaction pursuant to this Agreement and any Terms Agreement, in each case, at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to BTIG in writing. Under no circumstances shall the aggregate number of Placement Shares sold pursuant to this Agreement and all Terms Agreements exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that compliance with the limitations set forth in this Section 5(c) on the number or amount of Placement Shares that may be issued and sold under this Agreement and any Terms Agreement shall be the sole responsibility of the Company, and that BTIG shall have no obligation in connection with such compliance.

6.             Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, BTIG that as of (i) the date of this Agreement, (ii) each Representation Date (as defined in Section 7(m)) on which a certificate is required to be delivered pursuant to Section 7(m), (iii) the date on which any Placement Notice is delivered by the Company hereunder, (iv) the date on which any Terms Agreement is executed by the Company and BTIG and (v) each time of sale of Shares pursuant to this Agreement or any Terms Agreement (each such time of sale, an “Applicable Time”), as the case may be:

(a)            Registration Statement and Prospectus. All of the conditions to the use of Form F-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied. The Registration Statement meets, and the offering and sale of Shares as contemplated hereby comply with, the requirements of Rule 415(a)(1)(x) under the Securities Act. The Registration Statement was declared effective under the Securities Act by the Commission on August 29, 2025, and any post-effective amendment thereto has also been declared effective or became effective upon filing. The Company has not received from the Commission any notice pursuant to Rule 401(g)(1) under the Securities Act objecting to the use of the shelf registration statement form. No stop order of the Commission preventing or suspending the use of the base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated by the Commission. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the Shares in accordance with Rules 456(a) and 457(o) under the Securities Act. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to BTIG and its counsel.

(b)            No Material Misstatement or Omission. At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to BTIG pursuant to Rule 430B(f)(2) under the Securities Act, and at each Settlement Date, as the case may be, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Securities Act (including Rule 415(a)(1)(x) under the Act), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, when so filed with the Commission under Rule 424(b) under the Securities Act, complied, complies and will comply in all material respects with the requirements of the Securities Act, and each Prospectus furnished to BTIG for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, at each Representation Date, and at each Applicable Time, as the case may be, included, includes or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with written information furnished to the Company by BTIG expressly for use therein.

(c)            Incorporated Documents. Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further Incorporated Documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)            Free Writing Prospectuses. The Company has not distributed and will not distribute any “prospectus” (within the meaning of the Securities Act) or offering material in connection with the offering or sale of the Shares other than the then most recent Prospectus Supplement and any “issuer free writing prospectus” (as defined in Rule 433) reviewed and consented to by BTIG, in each case accompanied by the then most recent base prospectus. Each issuer free writing prospectus (as defined in Rule 433), as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to any statements in or omissions from any issuer free writing prospectus made in reliance upon and in conformity with written information furnished to the Company by BTIG expressly for use in such issuer free writing prospectus. The Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, issuer free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Shares. Any issuer free writing prospectus that the Company is required to file pursuant to Rule 433 has been, or will be, timely filed with the Commission in accordance with the requirements of Rule 433. Each issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

(e)            Status under the Securities Act. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(f)             Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with international financial reporting standards (“IFRS”) applied on a consistent basis during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Registration Statement and the Prospectus, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) and the Prospectus, other than liabilities incurred in the ordinary course of business; and all disclosures contained or incorporated by reference in the Registration Statement and the Prospectus, regarding non-IFRS financial measures comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)            Conformity with EDGAR Filing. The Prospectus delivered to BTIG for use in connection with the sale of the Shares pursuant to this Agreement will be identical to the version of the Prospectus, as applicable, created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(h)            Organization. The Company and each of its subsidiaries that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (the “Subsidiaries”) are (i) duly organized, validly existing as a corporation and in good standing (where such concept exists) under the laws of their respective jurisdictions of organization and (ii) duly licensed or qualified as a foreign corporation for transaction of business and in good standing (where such concept exists) under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus, except (in the case of clause (i), with respect to the Subsidiaries only) where the failure to be so organized, existing, qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, shareholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(i)             Subsidiaries. The subsidiaries set forth on Exhibit 8.0 to the Company’s most recent Annual Report on Form 20-F (collectively, the “Subsidiaries”), are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). Except as set forth in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, reasonably be expected result in a Material Adverse Effect, (i) the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, mortgage, pledge, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are duly authorized, validly issued and are fully paid, nonassessable and free of preemptive and similar rights, (ii) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company and (iii) the constitutive or organizational documents of each of the Subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect.

(j)             No Violation or Default. Neither the Company nor any of its Subsidiaries (i) is in violation of its articles of association or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or Governmental Authority (as defined below) or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) (with respect to the Subsidiaries only), (ii) and (iii), to the extent any such violation or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would have a Material Adverse Effect. “Governmental Authority” means (i) any federal, state, provincial, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

(k)            No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iii) any material change in the share capital or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or the Prospectus (including any document deemed incorporated by reference therein).

(l)             Capitalization. The issued and outstanding shares of the capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Registration Statement or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options, restricted shares, or other share-based awards under the Company’s existing stock option plans, or changes in the number of outstanding Common Shares of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Shares outstanding on the date hereof) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. The description of the securities of the Company in the Registration Statement and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement or the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of the capital of the Company or other securities.

(m)           Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and each Terms Agreement and perform the transactions contemplated hereby and thereby. This Agreement and each Terms Agreement has been or will be duly authorized, executed and delivered by the Company and are the legal, valid and binding agreements of the Company enforceable in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and except as rights to indemnification and to contribution may be limited by federal or state securities law. This Agreement conforms and each Terms Agreement will conform at the time it is entered into in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

(n)            Authorization of Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement. The Shares, when issued and delivered by the Company against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, mortgage, hypothecation, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Registration Statement and the Prospectus.

(o)            No Consents Required. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company under this Agreement or any Terms Agreement, except such as may be required under the Securities Act, the rules of the Financial Industry Regulatory Authority (“FINRA”), The Nasdaq Capital Market (“Nasdaq”) or state or provincial securities or blue sky laws.

(p)            No Preferential Rights. Except as set forth in the Registration Statement and the Prospectus, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Shares or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Shares or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Shares, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act or any other securities laws or rules, including applicable Canadian securities laws, any Common Shares or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

(q)            Independent Public Accounting Firm. Ernst & Young LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 20-F filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, is and, during the period covered by their report, were an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States) and applicable Canadian securities laws and Rule 204 of the Canadian Chartered Professional Accountants Rules. To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or any other securities laws or rules, including applicable Canadian securities laws, with respect to the Company.

(r)             Enforceability of Agreements. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, all agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof.

(s)            No Litigation. Except as set forth in the Registration Statement and the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its Subsidiaries is a party or (b) which has as the subject thereof the Company or any Subsidiary or any property or assets owned or leased by the Company or any Subsidiary before or by any court or Governmental Authority, or any arbitrator, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its Subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any Subsidiary, any employee plan sponsored by the Company or any Subsidiary or any property or assets owned or leased by the Company or any Subsidiary, that are required to be described in the Registration Statement and the Prospectus by the Securities Act or by the Rules and Regulations and that have not been so described.

(t)            Consents and Permits. Except as disclosed in the Registration Statement and the Prospectus, the Company and its Subsidiaries have made all filings, applications and submissions required by, are operating in compliance with, and possess all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state, provincial or foreign Governmental Authority (including, without limitation, the United States Food and Drug Administration (the “FDA”), the United States Department of Health and Human Services (“HHS”), or any other foreign, federal, state, provincial, court or local government or regulatory authorities including self-regulatory organizations engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials) necessary for the ownership or lease of their respective properties or to conduct its businesses as described in the Registration Statement and the Prospectus (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect; and, neither the Company nor any of its Subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. Except as would not, whether individually or in the aggregate, reasonably be expected to have a material adverse effect, to the extent required by applicable laws and regulations enforced by the FDA or any foreign, federal, state, provincial or local Governmental Authority, exercising comparable authority, the Company or the applicable Subsidiary has submitted to such Governmental Authority an investigational new drug application or amendment or supplement thereto or comparable submission for each clinical trial it has conducted or sponsored or is conducting or sponsoring; all such submissions were in compliance with applicable laws and rules and regulations when submitted (or were corrected by subsequent submission) and no deficiencies have been asserted by the FDA or any comparable Governmental Authority, with respect to any such submissions, except, in each case, as would not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)            Regulatory Filings. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has failed to file with the applicable Governmental Authorities (including, without limitation, the FDA or any foreign, federal, state, provincial or local Governmental Authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement and the Prospectus, , all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has operated and currently is, in compliance with the Federal Food, Drug, and Cosmetic Act, and all applicable rules and regulations enforced by the FDA and any other federal, state, provincial, local and foreign Governmental Authority exercising comparable authority, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)            Intellectual Property. Except as disclosed in the Registration Statement and the Prospectus, to the Company’s knowledge, the Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted free and clear of all liens, encumbrances, security interests and other restrictions, except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and provided that the foregoing representation shall not constitute a representation that the Company’s and its Subsidiaries’ conduct or proposed conduct of their respective businesses does not infringe, misappropriate or otherwise violate any intellectual property rights of others. Except as disclosed in the Registration Statement and the Prospectus (i) to the Company’s knowledge, no third party has any rights to any such Intellectual Property owned by the Company and its Subsidiaries and all assignments or other instruments have been duly executed and filed with governmental authorities; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any valid and enforceable patent, trademark, copyright, trade secret or other proprietary rights of others and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Registration Statement and the Prospectus as being owned by or exclusively licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)           Clinical Studies. The preclinical studies and tests and clinical trials conducted or sponsored by or on behalf of the Company and its Subsidiaries, the results of which are described in the Registration Statement and the Prospectus were, and, if still pending, are being conducted in all material respects in accordance with all applicable laws, rules and regulations to which they are or were subject, including as applicable, 21 21 C.F.R. Parts 50, 54, 56, 58 and 312 and any comparable laws; the descriptions of such studies, tests and trials, and the results thereof, contained in the Registration Statement and the Prospectus are accurate in all material respects and fairly present the data derived from such studies; the Company is not aware of any tests, studies or trials not described in the Prospectus, the results of which reasonably call into question the results of the tests, studies and trials described in the Registration Statement and the Prospectus; and the Company has not received any written notice or correspondence from the FDA or any foreign, state, provincial or local Governmental Authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials currently being conducted or proposed to be conducted by or on behalf of the Company or its Subsidiaries other than routine correspondence with such Governmental Authorities regarding the design and implementation of such tests, studies or trials.

(x)            Market Capitalization. At the time the Registration Statement was originally declared effective the Company met the then applicable requirements for the use of Form F-3 under the Securities Act, including, but not limited to, General Instruction I.B.1. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously.

(y)            FINRA Matters. The information provided to BTIG by the Company, its counsel, and its officers and directors for purposes of BTIG’s compliance with applicable FINRA rules in connection with the offering of the Shares is true, complete, and correct. To enable BTIG to rely on FINRA Corporate Financing Rule 5110(h)(1)(C), the Company represents that, (i) as of a date within 60 days of the date of this Agreement, the Company had a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) as of the date of this Agreement, has been subject to the Exchange Act reporting requirements for a period of at least 36 months.

(z)            No Material Defaults. Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not (i) failed to pay any dividend or sinking fund installment on preferred stock or (ii) defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(aa)          Certain Market Activities. Neither the Company, nor any of the Subsidiaries, nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Common Shares or of any other securities of the Company to facilitate the sale or resale of such securities, including any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Shares, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M or applicable foreign securities laws and rules.

(bb)          Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or applicable Canadian securities laws or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(cc)          No Reliance. The Company has not relied upon BTIG or legal counsel for BTIG for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(dd)          Taxes. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, the Company and each of its Subsidiaries have filed all federal, state, provincial, local and foreign tax returns which have been required to be filed and paid or made adequate provision for the payment of all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state, provincial or other governmental tax deficiency, penalty or assessment which has been asserted or threatened in writing against it which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ee)          PFIC Status. The Company believes that it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed tax year, and based on current business plans and financial expectations, the Company believes it may be a PFIC for its current tax year and may be a PFIC in future tax years.

(ff)           Title to Real and Personal Property. Except as set forth in the Registration Statement or the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property described in the Registration Statement or Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real or personal property described in the Registration Statement or Prospectus as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except for such leases that are not valid, existing and enforceable that would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its Subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent disclosed in the Registration Statement or Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect. None of the Company or its Subsidiaries has received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.

(gg)         Compliance with Healthcare Laws. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable federal, state, provincial, local and foreign Healthcare Laws, except for such non-compliance that, individually or in the aggregate, would not have a Material Adverse Effect. “Healthcare Laws” includes, without limitation, Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); the U.S. civil monetary penalties law (42 U.S.C. Section 1320a-7a); the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.); the U.S. criminal false statements law (42 U.S.C. § 1320a-7b(a)); applicable federal, state, provincial, local and foreign criminal laws relating to health care fraud and abuse, including 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.); the U.S. exclusion law (42 U.S.C. Section 1320a-7); the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; the U.S. Physician Payments Sunshine Act (42 U.S.C. Section 1320a-7h) and equivalent state transparency laws. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of its or any of its Subsidiaries’ officers, directors or managing employees (as defined in 42 U.S.C. § 1320a-5(b)), is or has been excluded, suspended or debarred from participation in any national or regional health care program or made subject to any pending or, to the knowledge of the Company, threatened action which could reasonably be expected to result in such exclusion, suspension or debarment, except, in each case, individually or in the aggregate, where such exclusion, suspension or debarment would not have a Material Adverse Effect.

(hh)         Environmental Laws. Except as set forth in the Registration Statement or the Prospectus, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, provincial, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; and (iii) have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)            Disclosure Controls. The Company and its Subsidiaries, as a whole, maintain systems of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (in each case, other than as set forth in the Registration Statement and the Prospectus). Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement or the Prospectus). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to provide reasonable assurance that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 20-F for the fiscal year most recently completed (such date, the “Evaluation Date”). The Company presented in its Form 20-F for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures were effective as of such date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls (in each case, other than as set forth in the Registration Statement and the Prospectus).

(jj)           Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(kk)         Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to BTIG pursuant to this Agreement or as disclosed in writing to BTIG on or prior to the date hereof, or under any Terms Agreement.

(ll)            Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

(mm)        Investment Company Act. Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn)         Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of applicable law, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)          Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(pp)         Employee Benefits. The Company is not in violation of or has not received notice of any violation with respect to any federal, state, provincial or foreign law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal, state, provincial or foreign wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. With respect to the Canadian Plans (as defined below), (i) the Company and its Subsidiaries are in compliance with the terms of such plans and all applicable laws including any applicable Canadian pension legislation and regulations, (ii) to the extent required by law or the terms of such plan, each has been funded in accordance with the plan terms and all applicable Canadian legislation and, to the extent applicable, generally accepted actuarial principles and practices in Canada and (iii) each has been administered in accordance with its terms and there are no outstanding defaults or violations by the Company or any of its Subsidiaries of any obligation required to be performed by it in connection with any such plan, except, in the case of each of the immediately preceding sub-clauses (i), (ii) and (iii), as disclosed in the Prospectus or as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. For the purposes of the foregoing, “Canadian Plans” means all employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, savings, share option, share purchase, share appreciation, medical, dental, disability, life insurance and similar plans, programmes or arrangements that are subject to laws of any province or territory of Canada (or federal laws of Canada applicable therein), including, where applicable, regulation in respect thereof, that relate to the current or former employees, officers or directors of the Company and its Subsidiaries and which are maintained, sponsored or funded by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any liability, other than benefit plans established pursuant to statute.

(qq)         Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)           Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)          Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their business and as is customary for companies engaged in similar businesses in similar industries.

(tt)           No Improper Practices. (i) Neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any director, officer, or employee of the Company or any Subsidiary or any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, provincial, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and shareholders of the Company or any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or shareholders of the Company or any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iv) except as described in the Registration Statement and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; (v) the Company has not offered, or caused any placement agent to offer, Common Shares to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services; and (vi) neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer or employee of the Company or any Subsidiary or any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, or the Corruption of Foreign Public Officials Act (Canada), each or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or knowingly indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (C) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

(uu)         No Conflicts. The execution, delivery and performance of this Agreement and each Terms Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) result in any violation of the provisions of the Company’s articles of association or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of Governmental Authority, except in the case of clause (A) or (C) as would not reasonably be expected to result in a Material Adverse Effect.

(vv)         Sanctions.

(i)            The Company represents that, neither the Company nor any of its Subsidiaries (collectively, the “Entity”) nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (vv), “Person”) that is, or is owned or controlled by a Person that is:

(1)            the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, Global Affairs Canada, the Office of the Superintendent of Financial Institutions (Canada), or pursuant to the Special Economic Measures Act (Canada), or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor

(2)            located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea Region of the Ukraine) (the “Sanctioned Countries”).

(ii) The Entity represents and covenants that it will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1)            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or

(2)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus, for the past five years, it has not engaged in, is not now engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

(ww)         Duties, Transfer Taxes, Etc. No stamp or other issuance or transfer taxes or duties are payable by BTIG to the United States, Canada or any political subdivision or taxing authority thereof or therein in connection with the execution, delivery or performance of this Agreement or any Terms Agreement by the Company or the sale and delivery by the Company of the Shares.

(xx)            Withholding Taxes. No withholding tax imposed under the federal laws of Canada or the laws of the Province of Alberta will be payable in respect of any commission or fee to be paid by the Company pursuant to this Agreement to BTIG that are “non-residents” within the meaning of the Income Tax Act (Canada) provided that (1) BTIG act at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Company, (2) any such commission or fee is payable in respect of services rendered by BTIG wholly outside of Canada and are performed in the ordinary course of business carried on by BTIG at the time that includes the performance of such services for a fee and (3) any such amount paid or credited (or deemed to be paid or credited) in respect of services rendered by BTIG is reasonable in the circumstances.

(yy)         [Reserved].

(zz)          Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(aaa)        Stock Exchange Listing. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on Nasdaq, the Company has taken no action designed to terminate the registration of the Common Shares under the Exchange Act or delist the Common Shares from Nasdaq, and the Company has not received any notification that the Commission, or Nasdaq is contemplating terminating such registration or listing. Except as described in the Registration Statement and the Prospectus, the Company is in compliance with all applicable listing requirements of Nasdaq.

(bbb)        Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are materially adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, and to the knowledge of the Company are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all “Personal Data” (defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) if applicable, any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) if applicable, “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”); (iv) if applicable, any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (v) if applicable, any “personal information” as defined by the California Consumer Privacy Act (“CCPA”); and (vi) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no material breaches, violations, outages or, to the knowledge of the Company, unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are any such incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

(ccc)         Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable provincial, state and federal data privacy and security laws and regulations, including without limitation HIPAA, CCPA, the Personal Information Protection and Electronic Documents Act (Canada) and GDPR (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place policies and procedures, and complies with and takes appropriate steps to ensure compliance, in each case in all material respects, with its policies and procedures, relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). The Company has at all times made all material disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ddd)        Compliance with Canadian Securities Laws. The issuance and sale of the Shares hereunder by the Company to persons or companies outside of Canada is exempt from the prospectus requirements of all applicable securities laws of Alberta.

(eee)         Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the Specified Courts (as defined below), and the Company has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Shares in any Specified Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 19 hereof.

(fff)          Immunity. Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the federal laws of Canada or the laws of the Province of Alberta. The irrevocable and unconditional waiver and agreement of the Company contained in Section 18 hereof not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the federal laws of Canada and the laws of the Province of Alberta.

(ggg)        Contracts and Agreements. To the Company’s knowledge, there are no contracts, agreements, instruments or other documents, nor any amendments to any of the foregoing, that are required to be described in the Registration Statement or the Prospectus or any Incorporated Documents or to be filed as exhibits thereto which have not been so described in all material respects and filed as required by Item 601(b) of Regulation S-K under the Securities Act. The copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been furnished to BTIG or its counsel are complete and genuine and, to the Company’s knowledge, include all material collateral and supplemental agreements thereto.

(hhh)        Actively-Traded Security. As of the date hereof, the Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(iii)            Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, trustees, managers, stockholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which would be required by the Securities Act to be disclosed in the Registration Statement and the Prospectus, which is not so disclosed.

(jjj)            [Reserved].

(kkk)         Waiver. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement except as have been validly waived or complied with in connection with the issuance and sale of the Shares contemplated hereby.

(lll)           Underwriter Agreements. Except for this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction or any “equity line” transaction.

(mmm)     No Integration. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Securities Act Rule 144) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act) with the offer and sale of the Shares.

Any certificate signed by an officer of the Company and delivered to BTIG or to counsel for BTIG pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company to BTIG as to the matters set forth therein as of the date or dates indicated therein.

7.            Covenants of the Company. The Company covenants and agrees with BTIG that:

(a)            Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by BTIG under the Securities Act (without regard to the effects of Rules 153, 172 and 173 under the Securities Act) (the “Prospectus Delivery Period”), (i) the Company will notify BTIG promptly of the time when any subsequent amendment to the Registration Statement, other than the Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon BTIG’s request, any amendments or supplements to the Registration Statement or Prospectus that, in BTIG’s reasonable judgment, may be necessary or advisable in connection with the distribution of the Shares by BTIG (provided, however, that the failure of BTIG to make such request shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, as applicable, or affect BTIG’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Shares (except for the Incorporated Documents) unless a copy thereof has been submitted to BTIG a reasonable period of time before the filing and BTIG has not reasonably objected thereto (provided, however, (A) that the failure of BTIG to make such objection shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, as applicable, or affect BTIG’s right to rely on the representations and warranties made by the Company in this Agreement, (B) that, if BTIG objects thereto, BTIG may cease making sales of Placement Shares pursuant to this Agreement and/or may terminate any Terms Agreement and (C) that the Company has no obligation to provide BTIG any advance copy of such filing or to provide BTIG an opportunity to object to such filing if such filing does not name BTIG or does not relate to the transactions contemplated hereunder or under any Terms Agreement); (iv) the Company will furnish to BTIG at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)            Notice of Commission Stop Orders. During the Prospectus Delivery Period, the Company will advise BTIG, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, BTIG may cease making offers and sales under this Agreement or any Terms Agreement.

(c)            Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify BTIG promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify BTIG to suspend the offering of Placement Shares during such period, and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)            Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have or will issue securities that are traded on the Exchange.

(e)            Delivery of Registration Statement and Prospectus. The Company will furnish to BTIG and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period, including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein, in each case, as soon as reasonably practicable via e-mail in “.pdf” format to an e-mail account designated by BTIG and, at BTIG’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to BTIG to the extent such document is available on EDGAR.

(f)            Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act.

(g)            Expenses. The Company, whether or not the transactions contemplated hereunder or under any Terms Agreement are consummated or this Agreement or any Terms Agreement is terminated in accordance with the provisions of Section 12 hereunder, will pay all expenses incident to the performance of its obligations hereunder and under each Terms Agreement, including, but not limited to, expenses relating to: (i) the preparation, printing, filing and delivery to BTIG of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares; (ii) the preparation, issuance and delivery of the Placement Shares, including any stock transfer taxes and any stamp duties payable upon the sale, issuance or delivery of the Placement Shares to BTIG; (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement and any Terms Agreement; (iv) the reimbursement for reasonable out-of-pocket expenses incurred by BTIG, including the reasonable and documented fees and disbursements of counsel to BTIG, in connection with the transactions contemplated by this Agreement, in an amount not to exceed $75,000, provided, however, that the Company shall reimburse BTIG for all such reasonable documented out-of-pocket expenses incurred in connection with (a) each Representation Date (as defined below) in connection with the filing of quarterly financials by the Company in an amount not to exceed an additional $15,000 per such Representation Date, (b) each Representation Date in connection with the filing of a Form 20-F by the Company in an amount not to exceed an additional $25,000 per such Representation Date and (c) each “refresh” in connection with the expansion, reduction or other change in amount of Common Shares available pursuant to this Agreement in an amount not to exceed an additional $25,000 per such refresh; (v) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(x), including filing fees, if any; (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange; (vii) the fees and expenses of the transfer agent or registrar for the Common Shares; and (vii) filing fees and expenses, if any, of the Commission and FINRA (with respect to counsel fees, in no event to exceed $15,000). Except as provided in this Section 7, and in Sections 10 and 12 hereof, BTIG will pay all of its own costs and expenses, including any stock transfer taxes and any stamp duties payable upon resale of any of the Shares by BTIG.

(h)            Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)             Other Sales. Without the prior written consent of BTIG, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to BTIG hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the later of the termination of this Agreement and the twentieth (20th) day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Common Shares, options to purchase Common Shares, other equity awards to acquire Common Shares, or Common Shares issuable upon the exercise or vesting of options or other equity awards, pursuant to any employee or director equity awards or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Shares issuable upon conversion of securities or the exercise or vesting of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to BTIG and (iii) Common Shares or securities convertible into or exchangeable for shares of Common Shares as consideration for mergers, acquisitions, other business combinations or strategic alliances, or offered and sold in a privately negotiated transaction to vendors, customers, lenders, investors, strategic partners or potential strategic partners, occurring after the date of this Agreement which are not issued primarily for capital raising purposes.

(j)             Change of Circumstances. The Company will, at any time during the term of this Agreement, advise BTIG promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to BTIG pursuant to this Agreement.

(k)            Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by BTIG or its agents in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as BTIG may reasonably request.

(l)             Required Filings Relating to Placement of Placement Shares. The Company agrees that (i) as promptly as practicable after the close of each of the Company’s fiscal quarters, or on such other dates as required under the Securities Act or under interpretations by the Commission thereof, the Company shall prepare a prospectus supplement, which will set forth the number of Placement Shares sold to or through BTIG during such quarterly period (or other relevant period), the Net Proceeds to the Company and the compensation paid or payable by the Company to BTIG with respect to such sales of Placement Shares and shall file such prospectus supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rules 424(b), 430B or 430C under the Securities Act, as applicable) and shall file any issuer free writing prospectus that is required to be filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Securities Act or (ii) if such prospectus supplement is not so filed with respect to a particular fiscal quarter, the Company shall disclose the information referred to in clause (i) above in its annual report on Form 20-F or in a current report on Form 6-K, as applicable, in respect of such quarterly period and shall file such report with the Commission within the applicable time period prescribed for such report under the Exchange Act. The Company shall not file any such prospectus supplement or issuer free writing prospectus relating to such sales, and shall not file any report containing disclosure relating to such sales, unless a copy of such prospectus supplement or issuer free writing prospectus or disclosure relating to such sales to be included in a Form 20-F or Form 6-K (it being acknowledged and agreed that the Company shall not submit any portion of any Form 20-F or Form 6-K other than the specific disclosure relating to any sales of Placement Shares), as applicable, has been submitted to BTIG a reasonable period of time before the filing and BTIG has not reasonably objected thereto (provided, however, (A) that the failure of BTIG to make such objection shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, or affect BTIG’s right to rely on the representations and warranties made by the Company in this Agreement, and (B) that, if BTIG objects thereto, BTIG may cease making sales of Placement Shares pursuant to this Agreement or any Terms Agreement). The Company shall provide copies of the Prospectus and such prospectus supplement and any issuer free writing prospectus to BTIG via e-mail in “.pdf” format on such filing date to an e-mail account designated by BTIG and shall also furnish copies of the Prospectus and such prospectus supplement to each exchange or market on which sales of the Placement Shares may be made as may be required by the rules or regulations of such exchange or market.

(m)            Representation Dates; Certificate. On or prior to the date the first Placement Notice is given pursuant to this Agreement, each time Shares are delivered to BTIG as principal on a Settlement Date with respect to a Principal Transaction and each time the Company (i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than (A) a prospectus supplement filed in accordance with Section 7(l) or (B) a supplement or amendment that relates to an offering of securities other than the Shares) by means of a post-effective amendment, sticker, or supplement, but not by means of incorporation of document(s) by reference in the Registration Statement or the Prospectus relating to the Shares; (ii) files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F); (iii) files a report on Form 6-K containing quarterly financial information under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish BTIG within three (3) Trading Days after each Representation Date with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice or Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date), Shares are delivered to BTIG as principal on a Settlement Date with respect to a Principal Transaction and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 20-F. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide BTIG with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or BTIG sells any Shares in an Agency Transaction, or on the applicable Settlement Date with respect to a Principal Transaction, the Company shall provide BTIG with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice for such Agency Transaction or the Settlement Date of such Principal Transaction, as applicable.

(n)            Legal Opinions. On or prior to the earlier of (i) the date the first Placement Notice is given pursuant to this Agreement and (ii) Shares are delivered to BTIG as principal on a Settlement Date with respect to the first Principal Transaction pursuant to the first Terms Agreement and this Agreement, (1) the Company shall cause to be furnished to BTIG (A) the written opinion and negative assurance of Latham & Watkins LLP, as U.S. counsel to the Company, (B) the written opinion of Stikeman Elliott LLP, as Canadian counsel to the Company, and (C) the written opinion of Kilpatrick Townsend & Stockton LLP, as intellectual property counsel to the Company ((A)-(C), collectively, the “Company Counsel Opinions”) and (2) BTIG shall have received the negative assurance letter of Lowenstein Sandler LLP, counsel to BTIG (the “Agent Counsel Opinion” and, collectively with the Company Counsel Opinions, the “Legal Opinions”). Thereafter, each time Shares are delivered to BTIG as principal on a Settlement Date with respect to a Principal Transaction and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable pursuant to Section 7(m), and not more than once per calendar quarter, the Company shall cause to be furnished to BTIG Company Counsel Opinions substantially in the form previously agreed between the Parties, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that if counsel has previously furnished to BTIG such opinions substantially in the form previously agreed between the Parties, such counsel may, in respect of any future Representation Date, furnish BTIG with a letter (a “Reliance Letter”) in lieu of such opinions to the effect that BTIG may rely on the prior opinion delivered by such counsel pursuant to this Section 7(n) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter).

(o)            Comfort Letter. On or prior to the date the first Placement Notice is given pursuant to this Agreement, each time Shares are delivered to BTIG as principal on a Settlement Date with respect to a Principal Transaction and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable pursuant to Section 7(m), the Company shall cause its independent accountants to furnish BTIG a letter, dated as of such date (the “Comfort Letter”), in form and substance satisfactory to BTIG, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p)            Market Activities. The Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and controlling persons not to, directly or indirectly, (i) take any action designed to stabilize or manipulate, or which constitutes or might reasonably be expected to cause or result in, the stabilization or manipulation of, the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting the purchases of the Shares, other than BTIG.

(q)            Insurance. The Company and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such material risks the Company reasonably deems adequate.

(r)            Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material permits, licenses (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(s)            Securities Act and Exchange Act. The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and any Terms Agreement and the Prospectus. Without limiting the generality of the foregoing, during the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act).

(t)            Sarbanes-Oxley Act. The Company, and each of the Significant Subsidiaries, will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded book value for assets is compared with the fair market value of such assets (computed in accordance with generally accepted accounting principles) at reasonable intervals and appropriate action is taken with respect to any differences. The Company will comply with all requirements imposed upon it by the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Exchange promulgated thereunder.

(u)            No Offer To Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and BTIG in its capacity as agent hereunder or as principal hereunder and under any Terms Agreement, neither BTIG nor the Company (including its agents and representatives other than BTIG in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by BTIG as agent hereunder or as principal hereunder and under any Terms Agreement.

(v)            Investment Company Act. The Company shall conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(w)           Transfer Agent. The Company shall maintain, at its sole expense, a registrar and transfer agent for the Common Shares.

(x)            Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with BTIG, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as BTIG may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement). No Shares will be offered or sold, directly or indirectly, to any person or company in Canada.

(y)            Renewal of Registration Statement. If, immediately prior to the third (3rd) anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Shares remain unsold and this Agreement has not been terminated for any reason, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Shares, in a form satisfactory to BTIG and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(z)            Consent to BTIG Purchases. The Company acknowledges and agrees that BTIG may, to the extent permitted under the Securities Act and the Exchange Act (including, without limitation, Regulation M promulgated thereunder), purchase and sell Common Shares for its own account and for the account of its clients while this Agreement is in effect, including, without limitation, at the same time any Placement Notice is in effect or any sales of Shares occur pursuant to this Agreement or any Terms Agreement; provided that BTIG acknowledges and agrees that, except pursuant to a Terms Agreement, any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by BTIG and its affiliates to enter into any such transactions.

8.            Representations and Covenants of BTIG. BTIG represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which BTIG is exempt from registration or such registration is not otherwise required. BTIG shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except in such states in which BTIG is exempt from registration or such registration is not otherwise required, during the terms of this Agreement. BTIG will comply with all applicable laws and regulations in connection with the sale of Placement Shares pursuant to this Agreement and any Terms Agreement, including, but not limited to, Regulation M under the Exchange Act.

9.            Conditions to BTIG’s Obligations. The obligations of BTIG hereunder with respect to a Placement in any Agency Transaction, and the obligations of BTIG with respect to a Principal Transaction pursuant to any Terms Agreement and this Agreement, will in each case be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and under any Terms Agreement, as applicable, to the completion by BTIG of a due diligence review satisfactory to BTIG in its reasonable judgment, and to the continuing satisfaction (or waiver by BTIG in its sole discretion) of the following additional conditions:

(a)            Registration Statement Effective. The Registration Statement shall be effective and shall be available for the offer and sale of all Placement Shares that have been issued or are contemplated to be issued pursuant to all Placement Notices that have been delivered to BTIG by the Company and all Terms Agreements that have been executed by the Parties.

(b)            Prospectus Supplement. The Company shall have filed with the Commission the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement.

(c)            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or other order preventing or suspending the use of the Prospectus or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)            No Misstatement or Material Omission. BTIG shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in BTIG’s reasonable opinion is material, or omits to state a fact that in BTIG’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e)            Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities, the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of BTIG (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, and the Prospectus.

(f)            Legal Opinion. BTIG shall have received the opinions and negative assurances required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinions are required pursuant to Section 7(n).

(g)            Comfort Letter. BTIG shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(h)            Representation Certificate. BTIG shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(i)            No Suspension. Trading in the Common Shares shall not have been suspended on the Exchange and the Common Shares shall not have been delisted from the Exchange.

(j)            Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to BTIG such appropriate further information, certificates and documents as BTIG may have reasonably requested no later than three (3) Business Days prior to such date. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company shall have furnished BTIG with such conformed copies of such opinions, certificates, letters and other documents as BTIG shall have reasonably requested.

(k)            Securities Act Filings Made. All filings with the Commission required by Rule 424(b) and Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder or the Settlement Date with respect to any Principal Transaction under any Terms Agreement, as applicable shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) and Rule 433.

(l)             Approval for Listing. The Shares shall have been approved for listing on the Exchange, subject only to notice of issuance.

(m)           No Termination Event. There shall not have occurred any event that would permit BTIG to terminate this Agreement pursuant to Section 12(a).

10.            Indemnification and Contribution.

(a)            Indemnification by the Company. The Company agrees to indemnify and hold harmless BTIG, its directors, officers, members, partners, employees and agents and each BTIG Affiliate, if any, as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)          against any and all expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel chosen by BTIG), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with information relating to BTIG that has been furnished in writing to the Company by BTIG expressly for inclusion in any document described in clause (i) of this Section 10(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)            Indemnification by BTIG. BTIG agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 10(a), as and when incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to BTIG that has been furnished to the Company by BTIG expressly for inclusion in any document as described in clause (i) of Section 10(a).

(c)            Procedure. Any indemnified party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are reasonably incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or BTIG, the Company and BTIG will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and BTIG may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and BTIG on the other. The relative benefits received by the Company on the one hand and BTIG on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (net of commissions to BTIG but before deducting expenses) received by the Company bear to the total compensation received by BTIG from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and BTIG, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or BTIG, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and BTIG agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for the purpose of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(d), BTIG shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, members, partners, employees or agents of BTIG, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

11.            Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of BTIG, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12.            Termination.

(a)            BTIG shall have the right, by giving notice as hereinafter specified in Section 13, at any time to terminate this Agreement and/or any Terms Agreement (including at any time at or prior to the Settlement Date with respect to the Shares to be sold under such Terms Agreement) if: (i) any Material Adverse Effect, or any development that has actually occurred and that would reasonably be expected to result in a Material Adverse Effect, has occurred that, in the reasonable judgment of BTIG, may materially impair the ability of BTIG to sell the Shares hereunder or as contemplated in any Terms Agreement or the Prospectus; (ii) there has occurred any (A) material adverse change in the financial markets in the United States or the international financial markets, (B) outbreak of hostilities or escalation thereof or other calamity or crisis or (C) change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which, in the reasonable judgment of BTIG, may materially impair the ability of BTIG to sell the Shares hereunder or as contemplated in any Terms Agreement or the Prospectus; (iii) trading in Common Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or minimum prices for trading have been fixed on the Exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing; (v) a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing; or (vi) a banking moratorium has been declared by either U.S. Federal or New York authorities. The Company may not terminate any Terms Agreement without the prior written consent of BTIG. Any such termination pursuant to this Section 12(a) shall be without liability of any party to any other party, except that the provisions of Section 7(g) (Expenses), Section 10 (Indemnification), Section 11 (Survival of Representations), Section 12(f), Section 17 (Applicable Law; Consent to Jurisdiction) and Section 18 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(b)            The Company shall have the right, by giving ten (10) days notice as hereinafter specified in Section 13, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 7(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c)            BTIG shall have the right, by giving ten (10) days notice as hereinafter specified in Section 13, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d)            Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares to or through BTIG on the terms and subject to the conditions set forth herein and any Terms Agreement; provided that the provisions of Section 7(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(e)            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the Parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 shall remain in full force and effect.

(f)            Any termination of this Agreement or any Terms Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by BTIG or the Company, as the case may be. If such termination, other than a termination of any Terms Agreement pursuant to Section 12(a) above, shall occur prior to the Settlement Date for any sale of Shares, such termination shall not become effective until the close of business on such Settlement Date and such Shares shall settle in accordance with the provisions of this Agreement (it being hereby acknowledged and agreed that a termination of any Terms Agreement pursuant to Section 12(a) above shall become effective in accordance with the first sentence of this Section 12(f) and shall relieve the Parties of their respective obligations under such Terms Agreement, including, without limitation, with respect to the settlement of the Shares subject to such Terms Agreement).

13.            Notices.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to (a) BTIG, LLC, 65 East 55th Street, New York, New York, 10022, Attention: Equity Capital Markets (email: BTIGUSATMTrading@btig.com), and with a copy (which shall not constitute notice) to: Attention: General Counsel and Chief Compliance Officer (emails: BTIGCompliance@btig.com, IBLegal@btig.com), and (b) and a copy for information purposes to Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020, Attention: Steven Skolnick. Notices to the Company shall be directed to the offices of the Company at 4350 Executive Drive, Suite 325, San Diego, California 92121, Attention: Jared Kelly, and copies for information purposes to Latham & Watkins LLP, 555 Eleventh St. NW, Suite 1000, Washington, District of Columbia 20004, Attention: Christopher Clark (christopher.j.clark@lw.com).

Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

14.            Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Company and BTIG and their respective successors and permitted assigns and, as to Sections 5(b) and 10, the other indemnified parties specified therein. References to any of the Parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Terms Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement or any Terms Agreement, except as expressly provided in this Agreement or any Terms Agreement. Neither party may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party; provided, however, that BTIG may assign its rights and obligations hereunder or under any Terms Agreement to an affiliate of BTIG without obtaining the Company’s consent.

15.            Adjustments for Stock Splits. The Parties acknowledge and agree that all share-related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Shares.

16.            Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices and Terms Agreements issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the Parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof or any Terms Agreement may be amended except pursuant to a written instrument executed by the Company and BTIG. In the event that any one or more of the terms or provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such term or provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the Parties as reflected in this Agreement.

17.            GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND BTIG EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TERMS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

18.            Submission to Jurisdiction, Etc. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts sitting in the Borough of Manhattan, City of New York (collectively, the “Specified Courts”), in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably designates and appoints Thomas C. Heineman, M.D., Ph.D., located at 4350 Executive Drive, Suite 325, San Diego, CA 92121, as its authorized agent in the United States upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent by certified or registered mail, or by personal delivery by Federal Express, to such authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of three (3) years from the date of this Agreement. With respect to any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (a “Related Proceeding”), each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any judgment of any such court (a “Related Judgment”), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

19.            Judgment Currency. The Company agrees to indemnify BTIG, its directors, officers, affiliates and each person, if any, who controls BTIG within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by BTIG as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

20.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that BTIG is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from BTIG of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that BTIG is a Covered Entity or a BHC Act Affiliate of BTIG becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against BTIG are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.            Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)            BTIG is acting solely as agent in connection with the sale of the Shares in an Agency Transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and BTIG, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether BTIG has advised or is advising the Company on other matters, and BTIG has no obligation to the Company with respect to the transactions contemplated by this Agreement or any Terms Agreement, except the obligations expressly set forth in this Agreement and any Terms Agreement;

(b)            the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            BTIG has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement or any Terms Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)            the Company is aware that BTIG and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and BTIG has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)            the Company waives, to the fullest extent permitted by law, any claims it may have against BTIG for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that BTIG shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

22.            Effect of Headings; Knowledge of the Company. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. All references in this Agreement and any Terms Agreement to the “knowledge of the Company” or the “Company’s knowledge” or similar qualifiers shall mean the actual knowledge of the directors and officers of the Company, after due inquiry.

23.            Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or Terms Agreement by one party to the other may be made by facsimile or electronic transmission.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and BTIG, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and BTIG.

Very truly yours,

ONCOLYTICS BIOTECH INC.

By:	/s/ Jared Kelly
Name: Jared Kelly
Title: Chief Executive Officer

[Signature Page to ATM Sales Agreement]

ACCEPTED as of the date first-above written:

BTIG, LLC

By:	/s/ KC Stone
Name: KC Stone
Title: Managing Director

[Signature Page to ATM Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	Oncolytics Biotech Inc.
Cc:	[ ]
To:	BTIG, LLC
Subject:	Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Oncolytics Biotech Inc. (the “Company”) and BTIG, LLC (“BTIG”), dated October 17, 2025 (the “Agreement”), I hereby request on behalf of the Company that BTIG sell up to [[_____] shares] [$[_____] worth of shares] of the Company’s common shares, no par value per share, subject to the Maximum Amount (the “Shares”), at market prices not lower than $[_____] per share, during the time period beginning [month, day, time] and ending [month, day, time].

[The Company may include such other sales parameters as it deems appropriate, subject to the terms and conditions of the Agreement.]

Terms used herein and not defined herein have the meanings ascribed to them in the Agreement.

SCHEDULE 2

COMPENSATION

BTIG shall be paid compensation equal to three percent (3.0%) of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.

SCHEDULE 3

BTIG, LLC*

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*	BTIG, LLC shall be entitled in its sole discretion to revise, amend and supplement this list of persons from time to time.

ONCOLYTICS BIOTECH INC.**

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**	Oncolytics Biotech Inc. shall be entitled in its sole discretion to revise, amend and supplement this list of persons from time to time.

Exhibit 7(m)

OFFICER’S CERTIFICATE

The undersigned, the duly qualified and appointed ____________________ of Oncolytics Biotech Inc., a company incorporated under the Business Corporations Act (Alberta) (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated October 17, 2025 (the “Sales Agreement”), between the Company and BTIG, that:

(i)            the representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, such representations and warranties are true and correct on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, such representations and warranties are true and correct in all material respects as of the date hereof as if made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof;

(ii)          the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof;

(iii)         as of the date hereof, (a) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (c) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading for clauses (a) and (b) above, respectively, to be true and correct; and

(iv)         the aggregate offering price of the Shares that may be issued and sold pursuant to the Sales Agreement and the maximum number or amount of Shares that may be sold pursuant to the Sales Agreement have been duly authorized by the Company’s board of directors or a duly authorized committee thereof.

Terms used herein and not defined herein have the meanings ascribed to them in the Sales Agreement.

Latham & Watkins LLP and Stikeman Elliott LLP, each as counsel to the Company, and Lowenstein Sandler LLP, as counsel to BTIG, are entitled to rely on this certificate in connection with the respective opinions and negative assurances letters such firms are rendering pursuant to the Sales Agreement.

[Signature Page Follows]

Very truly yours,

ONCOLYTICS BIOTECH INC.

By:
Name:
Title:

Date: